Exhibit 99.1

AGY Holding Corp. Announces 2011 First Quarter Consolidated Results and

Earnings Conference Call

AIKEN, SOUTH CAROLINA - (May 13, 2011) – AGY Holding Corp. (“AGY” or the “Company”) reports its consolidated 2011 first quarter results highlights:

•

Revenue in first quarter 2011 of $44.9 million reflects a 3.9% increase over revenues in the fourth quarter of 2010 primarily attributable to the AGY US business segment (“AGY US”) markets, reflecting both pricing actions executed at the beginning of the year, a favorable mix and stable market demand. Sales growth was, however, constrained by certain product availability shortages and lower shipments to our Continuous mat Filament (“CFM”) product lines. Compared to the 2010 first quarter revenues of $45.6 million, revenue for the first quarter of 2011 decreased by 1.5% as continued sales gains generated by AGY Asia business segment (“AGY Asia”) from pricing momentum in the Asian electronics market was offset by a 6.9% decrease of our AGY US revenues as sales volume potential was not fully attained this quarter and as the initial quarter of 2010 benefited from strong supply chain replenishment activities coming out of the 2009 downturn.

•

Loss from operations was $1.4 million for the first quarter of 2011, compared to a loss from operations of $1.6 million in 2010, which included a $1.9 million loss recognized on the sale of alloy metals. The decrease in profitability is attributable to AGY US, which experienced a significant increase in manufacturing costs resulting from major capacity scale up activities and severe weather disruptions early in the first quarter of 2011. The net $2.1 million improved margin from AGY US sales was largely offset by significant efficiency losses, training and other expansion investment related expenses.

•

The Adjusted EBITDA income attributable to the Company of $4.1 million for the first quarter of 2011 (which excludes the portion of Adjusted EBITDA loss attributable to the 30% noncontrolling interest in AGY Asia) represents a 9.1% EBITDA margin which does not reflect the positive leverage effects expected from the optimization of our U.S manufacturing footprint and is a setback for the first quarter of 2011 compared to last year’s average performance. Compared to the first quarter of 2010, Adjusted EBITDA for the first quarter of 2011 decreased by $3.6 million. The benefit of improved profitability of our AGY Asia business segment was offset by the operational issues of our AGY US segment.

Summary Financial Performance

Including the Recent Acquisition

($ in millions)

	Quarter Ended March 31,
	2011	2010
Net sales	$44.9	$45.6
Loss from operations	(1.4)	(1.6)
Net loss	(7.1)	(5.1)
Net loss attributable to AGY	(6.9)	(4.8)

Non-GAAP measures:
EBITDA(1) Adjusted EBITDA (1)	2.8 4.6	2.5 8.1
Adjusted EBITDA attributable to AGY (2)	4.1	7.7
Adjusted EBITDA margin attributable to AGY (3)	9.1%	16.9%

See Appendix D where EBITDA and Adjusted EBITDA are defined and reconciled from net (loss) income determined under GAAP.

(1)	Management uses EBITDA and Adjusted EBITDA, which are non-GAAP financial measures, to measure operating performance.
(2)	Adjusted EBITDA attributable to AGY Holding Corp. excludes the portion of Adjusted EBITDA attributable to the noncontrolling interest.
(3)	Adjusted EBITDA margin attributable to AGY Holding Corp. is calculated by dividing Adjusted EBITDA attributable to AGY Holding Corp. by net sales.

Net sales in the first quarter of 2011 were $44.9 million, which consists of $7.0 million of sales reported by the AGY Asia business segment and $37.9 million of sales reported by AGY US.

AGY US - Revenues in the first quarter of 2011 decreased $2.8 million, or 6.9%, compared to the first quarter of 2010, due to lower sales volumes, partly offset by a favorable mix shift towards our advanced materials and price increases executed and retained across most markets since the beginning of 2011. The full sales volume potential was not attained during the first quarter of 2011 due to certain product availability shortages. Compared to the first quarter of 2010, the favorable mix was primarily driven by the electronics market revenues, which increased by 6.7% in 2011 with growing demand for specialty electronics, and by the aerospace and defense markets revenues, which were essentially flat in value but represented a 2.3% higher contribution to total revenues, reflecting continued robust demand in both aircraft retrofit and new build activity. Although both types of revenue were impacted by product availability, the industrial market revenues increased modestly while the construction market revenues decreased by $1.8 million, or 28.9%. We also experienced some market share loss at key accounts for our CFM business following 2010 fourth quarter pricing actions, which led this product line to decrease $1.7 million.

AGY Asia - Revenues in the first quarter of 2011 increased $2.1 million, or 44.5%, compared to the first quarter of 2010 (after accounting for the elimination of $0.7 million of intercompany sales in 2010) due to continued pricing momentum in the Asian electronics market and a favorable mix in 2011.

The Company reported consolidated losses from operations for the first quarter of 2011 of $1.4 million, driven primarily by operational inefficiencies and capacity expansion investment related expenses negatively affecting our AGY US segment as reported in our highlights section.

AGY reported consolidated net losses attributable to the Company of $6.9 million for the first quarter of 2011 compared to a loss of $4.8 million for the first quarter of 2010, as a result of the decline in operating profitability.

The Company’s consolidated cash balance as of March 31, 2011 was $4.2 million. Total debt, net of cash as of March 31, 2011, was $235.4 million, or a $5.4 million increase compared to December 31, 2010 of which $6.2 million was attributable to AGY US due to the capacity scale up investments, and related start up expenses and operational inefficiencies, as well as working capital increases related to the CFM softer demand and the typical first quarter cycling up of accounts receivable.

“Clearly our first quarter’s performance fell well below expectations”, commented Doug Mattscheck, AGY’s Chief Executive Officer. “I’m certainly disappointed in this temporary setback from the trend of continual earnings improvement we’ve demonstrated in recent quarters. While our commercial results generally reached target, our operational performance and resulting financial results did not. Our transition to higher capacity in the quarter penalized our manufacturing efficiencies and financial results more significantly than we expected and we have taken swift and specific actions to address these issues. I’m confident that the actions we are taking will generate improved results in the months ahead.”

AGY is a leading global producer of fiberglass yarns and high-strength fiberglass reinforcements used in a variety of composites applications. AGY serves a diverse range of markets including aerospace, defense, electronics, construction, continuous filament mat (“CFM”) and industrial. Headquartered in Aiken, South Carolina, AGY has a sales office in Lyon, France and Hong Kong, China and two manufacturing facilities in the US, located in Aiken, South Carolina and Huntingdon, Pennsylvania and a controlling interest in a manufacturing facility in Shanghai, China. Additional information and a copy of this press release may be found at the Investor Relations section of the Company’s website, www.agy.com or by email at info@agy.com.

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Certain statements contained in this release are forward-looking and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Among these risks and uncertainties are general economic and business conditions; the Company’s substantial debt and ability to generate cash flows to service its debt; the Company’s compliance with the restrictive covenants contained in its various debt agreements; adverse changes in market conditions or product demand; the level of cost reduction achieved through restructuring and capital expenditure programs; changes in energy, alloy metals and raw material costs and availability; downward selling price movements; disruption in the operations of our customers within Japan and Asia associated with the recent natural disaster in Japan and its aftermath; the success of new technology; labor disputes or increased labor costs; currency and interest rate fluctuations; refinancing of our working capital loan for our Asian subsidiary; increases in the Company’s leverage; the Company’s ability to effectively integrate acquisitions; the Company’s ability to finance the consideration to be paid pursuant to the put/call agreement for the 30% noncontrolling interest in AGY Asia; changes in the Company’s business strategy or development plans; the timing and cost of plant closures; and increases in the cost of compliance with laws and regulations. Factors that could cause actual results to differ materially from these forward-looking statements include but are not limited to those risk factors listed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. AGY does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	C. Steven Smoot
AGY Holding Corp.
PH: 803-643-1257
steve.smoot@agy.com

The Company will hold a conference call to discuss the first quarter 2011 results and respond to questions. The details for the call are as follows:

Date: May 17, 2011
Time: 11:00 a.m. EDT
Dial-in number: 866-939-3921 or 678-302-3550
Conference ID: N/A (Operator Assisted)

Please dial in 10-15 minutes prior to the start time. An operator will request your name and organization and ask you to wait until the call begins.

Rebroadcast of this conference will be available two hours after it is complete. Parties who are interested in listening to the rebroadcast may dial 866-939-0581 or 678-302-3540 and when prompted enter pin – 4804300#. At system prompt dial ‘4’ to listen to a previously recorded conference. When prompted, enter confirmation number – 20110506433480#. The rebroadcast will be available through June 17, 2011.

Appendix A.

AGY Holding Corp. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except for share amounts)

	March 31, 2011 (unaudited)	December 31, 2010

Assets
Current assets:
Cash	$4,237	$3,132
Trade accounts receivable, less allowances of $2,036 and $3,123 at March 31, 2011 and December 31, 2010, respectively	22,385	17,965
Inventories, net	33,719	31,260
Deferred tax assets	4,650	4,984
Other current assets	2,505	1,997

Total current assets	67,496	59,338
Property, plant and equipment and alloy metals, net	217,896	220,338
Intangible assets, net	18,447	17,953
Other assets	975	1,058

TOTAL	$304,814	$298,687

Liabilities, Obligation Under Put/Call for Noncontrolling Interest and Shareholder’s Equity

Current liabilities:
Accounts payable	$14,439	$11,730
Accrued liabilities	15,416	11,320
Short-term borrowings	9,969	9,890
Current portion of long-term debt	8,426	8,342

Total current liabilities	48,250	41,282
Long-term debt	221,269	214,973
Pension and other employee benefit plans	9,818	10,123
Deferred tax liabilities	6,658	6,992

Total liabilities	285,995	273,370

Commitments and contingencies
Obligation under put/call for noncontrolling interest	1,784	3,401

Shareholder’s equity:
Common stock, $.01 par value per share; 1,000 shares authorized; 100 shares issued and outstanding	—	—
Additional paid-in capital	122,194	122,187
Accumulated deficit	(119,450)	(112,562)
Accumulated other comprehensive income	2,988	2,529

Total AGY Holding Corp. shareholder’s equity	5,732	12,154
Noncontrolling interest	11,303	9,762

Total shareholder’s equity	17,035	2,916

TOTAL	$304,814	$298,687

Appendix B.

AGY Holding Corp. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, unless otherwise noted)

	(Unaudited) Three Months Ended March 31,
	2011	2010

Net sales	$44,932	$45,573
Cost of goods sold	(41,882)	(40,965)

Gross profit	3,050	4,608
Selling, general and administrative expenses	(3,981)	(3,896)
Restructuring charges	(17)	(328)
Amortization of intangible assets	(251)	(251)
Other operating expense	(154)	(1,701)

Loss from operations	(1,353)	(1,568)
Other (expense) income:
Interest expense	(5,759)	(5,877)
Other income, net	43	21

Loss before income tax (expense) benefit	(7,069)	(7,424)
Income tax benefit	—	2,359

Net loss	(7,069)	(5,065)
Less: Net loss attributable to the noncontrolling interest	181	285

Net loss attributable to AGY Holding Corp.	$(6,888)	$(4,780)

Appendix C.

AGY Holding Corp. and Subsidiaries

Consolidated Statements of Cash Flows

	(Unaudited)
	Three Months Ended March 31,
	2011	2010
Cash flow from operating activities:
Net loss	$(7,069)	$(5,065)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3,853	3,750
Alloy metals depletion, net	1,619	3,280
Amortization of debt issuance costs	182	178
Amortization of intangibles with definite lives	251	251
(Gain) loss on sale, disposal or exchange of property and equipment and alloy metals	(25)	1,924
Stock compensation	7	20
Deferred income tax benefit	—	(2,395)
Changes in assets and liabilities:
Trade accounts receivable	(4,420)	(6,692)
Inventories	(2,459)	497
Other assets	(401)	(1,056)
Accounts payable	2,487	(2,613)
Accrued liabilities	4,174	3,590
Pension and other employee benefit plans	(305)	170

Net cash used in operating activities	(2,106)	(4,161)

Cash flows from investing activities:
Purchases of property and equipment and alloy metals	(1,915)	(2,273)
Proceeds from the sale of property and equipment and alloy metals	—	3,663

Net cash (used in) provided by investing activities	(1,915)	1,390

Cash flows from financing activities:
Proceeds from Revolving Credit Facility borrowings	18,809	14,750
Payments on Revolving Credit Facility borrowings	(12,709)	(14,600)
Proceeds from AGY Asia Credit Facility borrowings	—	2,938
Debt issuance costs and others	(927)	—

Net cash provided by financing activities	5,173	3,088

Effect of exchange rate changes on cash	(47)	7

Net increase (decrease) in cash	1,105	324

Cash, beginning of period	3,132	3,439

Cash, end of period	$4,237	$3,763

Supplemental disclosures of cash flow information:
Cash paid for interest	$778	$754

Cash paid for income taxes	$—	$10

Supplemental disclosures of non cash financing/investing activities:
Increase in minimum pension liability adjustment	$—	$59

Construction in-progress included in accounts payable	$804	$528

Appendix D.

AGY Holding Corp. and Subsidiaries

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(Dollars in thousands, unless otherwise noted)

The Company’s management uses EBITDA and Adjusted EBITDA, which are non-GAAP financial measures, to measure operating performance. The most directly comparable financial measure determined under GAAP is net income (loss), the calculation of which for the three months ended March 31, 2011 and 2010 is set forth on Appendix B.

EBITDA and Adjusted EBITDA (which are defined below) are reconciled from net loss determined under GAAP as follows:

	Three Months Ended March 31,
	2011	2010

Statement of operations data:
Net loss	$(7,069)	$(5,065)
Interest expense	5,759	5,877
Income tax benefit	—	(2,359)
Depreciation and amortization	4,104	4,001

EBITDA	$2,794	$2,454

	Three Months Ended March 31,
	2011	2010

EBITDA	$2,794	$2,454
Adjustments to EBITDA:
Alloy depletion charge, net	1,619	3,820
Non-cash compensation charges	7	20
Management fees	188	188
Restructuring charges	17	328
Loss on disposition of alloy assets & others	—	1,850

Adjusted EBITDA	4,625	8,120
Less: Adjusted EBITDA attributable to the noncontrolling interest	(491)	(396)

Adjusted EBITDA attributable to AGY Holding Corp.	$4,134	$7,724

	Three Months Ended March 31,
	2011	2010
Adjusted EBITDA allocated to AGY Holding Corp. segment breakdown:
AGY US and Corporate	$2,987	$6,799
AGY Asia	1,147	925

	$4,134	$7,724

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure used by management to measure operating performance. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the result of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. In addition, management believes EBITDA provides more comparability between AGY’s historical results and results that reflect purchase accounting and changes in AGY’s capital structure. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these presentations of EBITDA (as well as Adjusted EBITDA) may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA is a non-GAAP financial measure which is defined as EBITDA further adjusted as permitted and calculated in the manner that consolidated cash flow is calculated under the indenture governing the Company’s senior secured notes, relative to certain provisions, including but not limited to, restricted payments and incurrence of additional indebtedness.